UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 6, 2026
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LEONARDO DRS, INC.
(Exact name of registrant as specified in its charter)
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Delaware	001-41565	13-2632319
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)
2345 Crystal Drive
Suite 1000
Arlington, Virginia 22202
(Address of principal executive offices)
(703) 416-8000
(Registrant's telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value	DRS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company   ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02. Departure of Directors or Certain Officers; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Appointment of Chief Operating Officer
Leonardo DRS, Inc. (the "Company" or "DRS") announced on January 6, 2026, the Company appointed Sally A. Wallace to Executive Vice President, Chief Operating Officer, effective January 1, 2026. Ms. Wallace replaces John Baylouny as Chief Operating Officer, who, as previously announced, was promoted to President and Chief Executive Officer effective January 1, 2026.
Ms. Wallace, age 59, brings extensive experience as a defense industry veteran and has spent more than 20 years at DRS. She previously served as the Company's Executive Vice President, Business Operations, a position she has held since late 2016. Prior to that role, she served as President of the C4ISR Group within DRS from April 2014 to December 2016, Vice President of Business Operations for DRS Maritime and Combat Support Systems Group from July 2008 to April 2014, as well as the Vice President and General Manager of DRS Power and Control Technologies from 2002 to July 2008. She has a Master's degree in business from the University of Chicago, a Master's degree in mechanical engineering from the University of Connecticut and a Bachelor of Science degree in engineering physics from Grove City College.
There are no family relationships between Ms. Wallace and any director or executive officer of the Company, and she has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. There is no arrangement or understanding between Ms. Wallace and any other person pursuant to which Ms. Wallace was appointed as an officer of the Company.
In connection with Ms. Wallace's appointment to Executive Vice President, Chief Operating Officer, she will receive an annual base salary of $540,000 and will be eligible for a 2026 annual target cash bonus of 70% of base salary. The actual amount of the cash bonus pay out, if any, will be based on specific performance objectives to be established by the Compensation Committee of the Board of Directors of the Company (the "Compensation Committee") and subject to the Compensation Committee's certification of the specific performance objectives.
In addition, Ms. Wallace has a target opportunity to receive an award of $700,000 under the amended and restated Leonardo DRS, Inc. 2022 Omnibus Equity Compensation Plan (the "ECP"). The target opportunity is split equally amongst two ECP components: 45% time-vested restricted stock units ("RSUs") and 55% performance restricted stock units ("PRSUs"). The RSUs vest ratably over three years, starting on April 1, 2027 and vesting on each annual anniversary thereafter, subject to Ms. Wallace's continued service through each applicable vesting date. The Compensation Committee will have the sole discretion to determine whether performance goals have been met and, if they have, will determine the number of PRSUs earned after the three-year performance period vesting April 1, 2029.
Item 7.01. Regulation FD Disclosure.
On January 6, 2026, the Company issued a news release regarding the events described in Item 5.02. A copy of the news release is furnished as Exhibit 99.1 to this report and is incorporated by reference into this Item 7.01.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Exhibit Description
99.1	Leonardo DRS, Inc. News Release dated January 6, 2026 (COO Succession).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEONARDO DRS, INC.
(Registrant)

Date: January 6, 2026	By:	/s/ Mark A. Dorfman
Mark A. Dorfman
Executive Vice President, General Counsel and Secretary